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                                                                   Exhibit 10.14

                                    FORM OF
                                REVOLVING CREDIT
                                ----------------
                                PROMISSORY NOTE
                                ---------------


$15,000,000.00                                                     JUNE 25, 1996
                                                            LOUISVILLE, KENTUCKY


     FOR VALUE RECEIVED, ATRIA COMMUNITIES, INC. promises to pay, on or before the final maturity date stated below, to the order of VENCOR, INC. (the "Payee"), its successors and assigns, at 3300 Providian Center, Louisville, Kentucky 40202 or at such other place as the holder hereof may from time to time designate in writing, the principal sum of $15,000,000.00 or the outstanding principal amount of loans and advances under this Note not in excess of such sum, in lawful money of the United States, together with interest on the outstanding principal balance thereof at the rate described below (from time to time the "Interest Rate"). If an "Event of Default" (as described below) shall exist, the rate of interest payable upon the outstanding principal balance of this Note shall, at the option of Payee increase to a rate (the "Default Rate") equal to two percent (2%) in excess of the Interest Rate and shall continue at such rate during the period that such Event of Default shall exist.

     1. INTEREST RATE. The principal balance of this Note shall bear interest at a rate per annum equal to one percent (1%) over the Prime Rate from time to time in effect. The "Prime Rate" as used herein, on any day, shall mean the interest rate per annum most recently designated and announced by National City Bank of Kentucky ("Bank") from time to time as its Prime Rate in effect at its principal office. The Prime Rate is not necessarily the best or lowest rate offered by Bank. The interest rate which the principal balance of this Note bears shall be adjusted from time to time on the same day the Prime Rate is changed by Bank. All interest upon sums owing under this Note shall be computed over an assumed year of three hundred sixty (360) days and over the actual number of days elapsed.

     2. PAYMENT OF INTEREST. Interest shall be payable in quarterly installments, the first of which being due and payable on the first day of the first of January, April, June or September following the date of the first disbursement of principal in respect of this Note and subsequent installments being due and payable on the first day of each calendar quarter (based upon the months just named) thereafter until this Note is paid in full. This Note may be prepaid in whole or in part without premium or penalty and, so long as there is no Event of Default under this Note, advances may be requested against the undisbursed maximum principal balance of this Note provided, all repayments or prepayments shall be in the sum of $100,000.00 or multiples thereof.

     3. COMMENCEMENT OF ADVANCES; PAYMENT OF PRINCIPAL; APPLICATION OF PAYMENTS. Maker may obtain advances of the principal balance of this Note upon written request to Payee commencing upon the date when the initial public offering of Maker's capital stock is made. All advances requested by 10:00 a.m. prevailing Louisville, Kentucky time on a business day shall be funded on the same business day. Any advance requested at a later time shall be made on the next business day. The principal balance of this Note, if not sooner paid, shall be repaid to Payee in its entirety one year from the date of the initial public offering of Maker's capital stock, unless the maturity date of this Note shall be extended by Payee in its sole discretion. Payments received by Payee in respect of this Note shall be applied first to expenses incurred by Payee in collecting this Note, then to accrued delinquency or other charges hereof, then to accrued interest due on the principal balance of this Note and then to the principal balance of this Note.
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     4.  LATE PAYMENT CHARGE.  In the event interest on this Note is not paid on or before the 10th of the month in which it is due, a late charge of 5% of the amount of such payment so overdue may be charged by the holder thereof.

     5. EVENTS OF DEFAULT. Upon the occurrence of any of the events described below ("Event of Default"), Payee may elect to declare this Note and all other obligations of Maker to Payee to be in default and require the immediate payment of the entire unpaid principal balance of this Note and all other such obligations plus accrued interest and any delinquency or other charges. The Events of Default are:

     1) The failure to pay any installment or payment due in respect of this Note when due; or

     2) A default by Payee under the terms of any loan or other financing arrangement to which Payee is a party pursuant to the terms of which Payee is directly, immediately or contingently liable for the payment of any sum in excess of $5,000,000.00; or

     3)  The dissolution or winding-up of the business of Maker; or

     4) The failure of Payee at any time prior to the maturity date of this Note or any extension thereof, to maintain a net worth (based upon generally accepted accounting principles consistently applied) of at least $50,000,000.00.

     5) The failure to pay, comply with or perform any other obligation to Payee under other notes or agreements with Payee; or

     6) The filing of any future petition by or against Maker under any bankruptcy, receivership, insolvency or similar laws relating to relief for debtors.

     Maker and all persons now or hereafter liable, whether primarily or secondarily, for the whole or any part of the indebtedness evidenced by this Note jointly and severally:

         (a) agree to remain and continue bound for the payment of the principal of and interest on this Note notwithstanding any extension or extensions of the time of the payment of said principal or interest, or any change or changes in the amount or amounts to be paid under and by virtue of the obligation to pay provided for in this Note, or any change or changes by way of release or surrender of any collateral, real or personal, held as security for the payment of this Note, and waive all and every kind of notice of such extension or extensions, change or changes, and agree that same may be made without the joinder of any such persons;

         (b) waive presentment, notice of dishonor, protest, notice of protest and diligence in collection, and all exemptions, whether homestead or otherwise, to which they or any of them may now or hereafter be entitled under the laws of Kentucky or of any other state;

         (c) agree, upon default, to pay all costs of collecting, securing or attempting to collect, or secure this Note, including a reasonable attorney's fee, whether same be collected or secured by suit or otherwise, providing the collection of such costs and fees are permitted by applicable law.

     6. SAVINGS CLAUSE. None of the terms and provisions contained in this Note, or any other document or instrument now or hereafter securing the indebtedness evidenced hereby or

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related hereto shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the Commonwealth of Kentucky. Neither the Maker nor any other party now or hereafter becoming liable for the payment of this Note shall be liable for the payment of interest at a rate in excess of the maximum interest rate that may be lawfully charged under the laws of the Commonwealth of Kentucky, and the provisions of this paragraph shall control over all other provisions hereof and of any other instrument executed in connection herewith or executed to secure the indebtedness evidenced hereby which may be in apparent conflict with this paragraph. In the event the holder shall collect monies which are deemed to constitute payments in the nature of interest which would otherwise increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by the laws of the Commonwealth of Kentucky, all such sums deemed to constitute interest in excess of the maximum rate shall be refunded to the undersigned in cash and the undersigned hereby agrees to accept such refund.

     7. CERTAIN WAIVERS. Payee shall have the right, without notice, to deal in any way and at any time with Maker, and to grant Maker an extension of time for payment of this Note or any other indulgence or forbearance whatsoever, and may release any collateral for the payment of this Note and/or modify the terms of any agreement securing or relating hereto, and may release Maker, any guarantor or accommodation party from liability for payment of this Note, in every instance without the consent of Maker or any guarantor or accommodation party, and without in any way affecting the liability of Maker hereunder or of any guarantor or accommodation party, and without waiving any rights which Payee may have under this Note, any agreements securing or relating hereto, or by law.

     8. MISCELLANEOUS. If any provision, or portion thereof, of this Note, or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of this Note, or the application of such provision, or portion thereof, to any other person or circumstances shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law. In the event of any inconsistency between the terms hereof and those of any instrument securing payment hereof, the holder hereof shall have the sole option to elect which os such provisions shall govern.

     9. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky.

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be effective as of the date first above written.


                                           ATRIA COMMUNITIES, INC.

                                           BY:_____________________

                                           ITS:____________________

                                                   ("Maker")


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